Exhibit 10.6

EXECUTION VERSION

FOUNDER SHARES SURRENDER AGREEMENT

January 16, 2020

Far Point Acquisition Corporation

18 West 18th Street

New York, NY 10011

Attn:    Thomas Farley

            David Bonanno

SL Globetrotter, L.P.

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Attn:     Legal Depart

Global Blue Group Holding AG

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Attn:     Legal Depart

Re: Surrender of Shares

Reference is made to that certain Merger Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Merger Agreement”), by and among SL Globetrotter, L.P., a Cayman Islands exempted limited partnership (“SL Fund”), Global Blue Group Holding AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in Wangen-Brüttisellen, Switzerland (“New Topco”), Far Point Acquisition Corporation, a Delaware corporation (“FPAC”), and the other parties set forth on the signature pages thereto. This letter agreement (this “Letter Agreement”) is being entered into by and among Far Point LLC, a Delaware limited liability company (the “Founder”), FPAC, SL Fund and New Topco in connection with the transactions contemplated by the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the consummation (without modification, waiver or amendment) of the transactions contemplated by the Merger Agreement (other than those contemplated by paragraphs 1 to 3 of this Letter Agreement below) being conditions subsequent to the obligations of the parties to this Letter Agreement, the Founder, FPAC, SL Fund and New Topco hereby agree that:

1. Immediately prior to the Merger Effective Time, and conditioned and effective upon the Closing:

(a) the Founder shall automatically irrevocably surrender and forfeit to New Topco, for no consideration and as a deemed contribution to the capital of New Topco, 2,500,000 shares of Class B common stock of FPAC (“Class B Shares”) held by the Founder as of immediately prior to the Merger Effective Time (such Class B Shares, the “Forfeited Securities”); and

(b) New Topco shall immediately cancel the Forfeited Securities.

2. Immediately following, and conditioned upon the consummation of the transaction described in paragraph 1 above the Founder shall, automatically and without any further action by the Founder, FPAC or New Topco, irrevocably waive the right to be issued shares of Class A common stock of FPAC (“Class A Shares”) into which, but for this paragraph, the Forfeited Securities would otherwise convert in accordance with Section 4.3(b)(i) of the Certificate of Incorporation.

3. Accordingly, following and conditioned upon the consummation of the transactions described in paragraphs 1 and 2 above, FPAC, at any time when, in accordance with Section 4.3(b)(i) of the Certificate of Incorporation, the Class B Shares convert to Class A Shares, shall not issue to holders of Forfeited Securities any Class A Shares the entitlement to which has been waived in accordance with paragraph 2 above.

4. The Founder hereby represents and warrants to FPAC, New Topco and SL Fund as of the date hereof and immediately prior to the transaction contemplated in paragraph 1 above as follows:

(a) The Founder owns free and clear of all Liens other than those created by this Agreement and those imposed by applicable law, including federal and state securities laws, 19,812,500 shares of FPAC Common Stock, of which 15,812,500 are Class B Shares.

(b) There are no voting trusts, proxies, partnership or other Contracts, investors’ rights Contracts, right of first refusal or co-sale Contracts, or registration rights Contracts or other agreements or understandings to which the Founder is bound with respect to the Forfeited Securities.

(c) The Founder has full power and authority to execute and deliver this Letter Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Letter Agreement have been, and the consummation of the transactions contemplated hereby has been, duly authorized by all requisite action by the Founder. This Letter Agreement has been duly and validly executed and delivered by the Founder and, assuming this Letter Agreement has been duly authorized, executed and delivered by each other party hereto, this Letter Agreement constitutes a legal, valid and binding obligation of the Founder enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Sections 12.01 (Waiver), 12.02 (Notices), 12.03 (Assignment), 12.06 (Governing Law), 12.09 (Entire Agreement), 12.10 (Amendments), 12.11 (Severability), 12.12 (Jurisdiction; WAIVER OF TRIAL BY JURY) and 12.13 (Enforcement) of the Merger Agreement are incorporated by reference herein. This Letter Agreement shall terminate, and have no further force and effect, if the transactions contemplated by the Merger Agreement (other than those contemplated by paragraphs 1 to 3 of this Letter Agreement above) are not consummated or the Merger Agreement is validly terminated in accordance with its terms prior to the Closing. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

Please indicate your agreement to the terms of this Letter Agreement by signing where indicated below.

FAR POINT LLC

By: Third Point LLC, investment manager of Cloudbreak Aggregator LP, its managing member

By: Third Point LLC, investment manager of Cloudbreak Aggregator LP, its managing member

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

Accepted and Agreed:

FAR POINT ACQUISITION CORPORATION

By:	/s/ Thomas W. Farley
Name:	Thomas W. Farley
Title:	Chairman, Chief Executive Officer and President

SL GLOBETROTTER, L.P.

By:	/s/ Joseph Osnoss
Name:	Joseph Osnoss
Title:	Managing Director

GLOBAL BLUE GROUP HOLDING AG

By:	/s/ Joseph Osnoss
Name:	Joseph Osnoss
Title:	Director

[Signature Page to Founder Shares Surrender Agreement]